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                               DAOU SYSTEMS, INC.
                           10360 Sorrento Valley Road
                           San Diego, California 92121
                                 (619) 452-2221

                 Terms and Conditions of Turn-Key Implementation

                                  Contract #MM

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CUSTOMER NAME       :    Mercy Information Systems

ADDRESS             :    34605 Twelve Mile Road

CITY/STATE/ZIP      :    Farmington Hills, MI 48331

CONTRACT #          :    MM

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This Principal Agreement, the term effective June 28, 1995, through [*], by and between DAOU Systems, Inc., (hereinafter referred to as "DAOU"), and MERCY

INFORMATION SYSTEMS, an assumed name of Mercy Health Services (MHS), a Michigan non-profit corporation with its principal place of business, defined above,

("MIS") hereinafter referred to as ("CUSTOMER") sets forth the promises of the parties with respect to the products and services of DAOU which are described in the Principal Agreement.  The parties hereto agree as follows:



SCOPE OF PRINCIPAL AGREEMENT

CUSTOMER and DAOU agree that CUSTOMER shall be entitled to procure the products and services made available under the Principal Agreement for the benefit of the Participating Clients and their respective Affiliates as defined below, which CUSTOMER may elect to submit to DAOU during the term of this Principal Agreement. Each such Participating Client Contract, in conjunction with this Principal Agreement, shall constitute the sole and exclusive agreement between DAOU and CUSTOMER with respect to the subject Participating Client and its Affiliates for whom the goods and/or services are being procured.

"Affiliate", shall mean any healthcare provider associated with MHS. For purposes of this Agreement, associated is defined to mean having admitting privileges to a MHS facility or being involved in referral activities to a MHS facility or being involved in referral activities to a MHS facility or participating with a MHS sponsored managed care program or product.

In the case of DAOU, the term "Affiliate" shall mean any entity in which DAOU has, directly or indirectly, a controlling interest.


* CONFIDENTIAL TREATMENT REQUESTED


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"Authorized Client" shall mean (1) any acute or non-acute health care provider division or subsidiary of Mercy Health Services, a Michigan non-profit corporation with its principal place of business located at 34605 Twelve Mile Road, Farmington Hills, Michigan 48331 ("MHS") existing on the effective date of this Principal Agreement; and (2) any non-acute health care provider division or subsidiary of MHS which is formed during the term of this Principal Agreement in any manner, including, but not limited to, merger, acquisition, consolidation, incorporation, joint venture and reorganization ("Formed"), and (3) any acute health care provider division or subsidiary of MHS which is Formed during the term of this Principal Agreement; and (4) any acute or non-acute health care organization in which MHS has any ownership interest; and (5) any entity existing or Formed to provide administrative support including, but not limited to physician practices, in which MHS has any ownership interest.

"Participating Client" shall mean Authorized Client for whom a Participating Client Contract has been included as Attachment F hereto.

"Participating Client Contract" shall mean each exhibit, along with the related schedules attached thereto, which has been added to Attachment F hereto by written agreement between CUSTOMER and DAOU.

The Attachments & Schedules hereto of this Principal Agreement are made a part hereto of as if fully included in the text. The implementation dates are subject to change based on the request of either party and agreed to by both parties in writing.

     Attachment A   [*]
     Attachment B   [*]
     Attachment C   [*]
     Attachment D   [*]
     Attachment E   [*]
     Attachment F   [*]

A Participating Client Contract may be executed at any time within the term of this Principal Agreement and shall contain the following schedules: DAOU and the CUSTOMER agree to finalize Schedule E within five (5) days of Participating Client Contract signing.

     Schedule A     [*]
     Schedule B     [*]
     Schedule C     [*]
     Schedule D     [*]
     Schedule E     [*]
     Schedule F     [*]
     Schedule G     [*]
     Schedule H     [*]

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1.   CONSIDERATION:
In consideration of the Products and Services to be provided in writing by DAOU to CUSTOMER, as set forth in relevant Attachments A-F and Schedules A-H. CUSTOMER agrees to pay DAOU's charges. Any modifications or additions must be approved in writing by both parties. Time is of the essence in the performance of this Agreement by DAOU.

2.   QUOTATION OF PRICES:
All prices quoted shall remain valid only if CUSTOMER purchase order (including any change orders) is issued within sixty (60) days of the date on which the final quotation was submitted. In addition, DAOU agrees to generate a change order and pass savings on to CUSTOMER if prices quoted are reduced prior to DAOU's ordering of equipment at a rate


* CONFIDENTIAL TREATMENT REQUESTED

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which is ten (10%) percent or greater.

[*].

3.   CHARGES AND PAYMENT:
Upon execution of each Participating Client Contract, CUSTOMER shall be invoiced for products and services as described in Schedules A-D. All fees to be paid by CUSTOMER, as identified in payment milestones in Attachment A, and payments, will be invoiced by DAOU to CUSTOMER with payment due net forty-five (45) days. [*] provided to CUSTOMER will be for all professional services contracted for within a one year period from the execution date of this Principal Agreement. Level 1 PSS are considered Senior Engineers and Level 2 PSS are considered Network Systems Engineers. At the time additional Participating Client Contracts are executed within the same one (1) year, [*] identified in Principal Agreement. At the time additional Participating Client Contracts are executed, [*].

[*].

4.   OUT OF POCKET EXPENSE:
[*].

5.   TAXES:
CUSTOMER shall pay all sales, use and excise taxes, unless CUSTOMER furnishes DAOU with a certificate of exemption from payment of such taxes which is in a form reasonably acceptable to DAOU.

6.   TITLE AND SECURITY INTEREST:
Title to the Products shall pass to CUSTOMER upon payment in full of the purchase price of the products to DAOU. DAOU reserves, and CUSTOMER grants, a security interest in the Products which shall remain in effect for as long as the purchase price of the products remains unpaid.

7.   RISK OF LOSS:
Risk of loss of the Products shall pass to the CUSTOMER upon Product Acceptance by CUSTOMER as defined in paragraph twelve (12).

8.   MODIFICATIONS:
All modifications of Attachments A-F and Schedules A-H must be approved in writing by both parties for any additional products or services not part of the original attachments. Cost of any additional products required to complete installation will be paid for by Responsible party. Addendum to this Agreement will be initiated by DAOU and signed by CUSTOMER prior to ordering of additional products or providing additional services requested.

9.   CANCELLATION:
This agreement may be canceled up to five (5) days after contract signature without cause or penalty. After five (5) days, this contract cannot be canceled, unless both parties agree, after pursuing all other remedies as identified in dispute resolution.

10.  RESTOCKING FEES:
Hardware or Software products accepted by DAOU for credit or exchange after receipt of product by CUSTOMER may be subject to a restocking fee as charged to DAOU by the manufacturer or distributor. CUSTOMER may be denied credit or exchange on Hardware or Software products that are unacceptable for return by Manufacturer.

11.  CONTACT PERSON:
CUSTOMER will appoint a Project Manager who will assist DAOU Project Manager in coordinating delivery and installation of Products and Services described in Participating Client Contract. CUSTOMER will identify a key contact person for each site scheduled for implementation services. CUSTOMER Project Manager will be available to sign-off


* CONFIDENTIAL TREATMENT REQUESTED

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all necessary DAOU paperwork required to complete installation process.
CUSTOMER will appoint a LAN Administrator to communicate engineering issues with DAOU. CUSTOMER shall notify DAOU Project Manager in writing of any change in the appointment of the LAN Administrator and agrees to purchase additional training day if necessary to provide new LAN Administrator with comprehensive knowledge of installed network at Participating Client Site.

12.  DELIVERY/INSPECTION:
DAOU will notify CUSTOMER in advance of all product deliveries and installation dates. DAOU shall not be liable for losses or consequential damages resulting from delays in delivery due to causes beyond its control. CUSTOMER agrees to verify bill of lading for the products as soon as practical after delivery and to notify DAOU in writing within 7 days of delivery any shipping discrepancies. DAOU will take responsibility for resolving discrepancies in shipping as reported by CUSTOMER.

13.  INSTALLATION/TRAINING/SUPPORT:
[*]. (See Schedule B and Schedule C and Schedule F). No guarantees are expressed or implied in response times listed here or in Schedule A except as included as Attachment B in contract. Scheduled installation or training dates shall not be modified without the written consent of both parties.

14.  NETWORK ACCEPTANCE/PRODUCT DELIVERY/CABLING CERTIFICATION:
Network Acceptance is defined as when the CUSTOMER agrees the network is accepted following live operation, and DAOU has demonstrated and documented, and that the network meets the criteria as identified in Schedule F. DAOU will provide to CUSTOMER written documentation which supports Network Acceptance.

Product Delivery is defined as when the CUSTOMER has verified the bill of lading for the product after on-site delivery at the CUSTOMER site and has notified DAOU in writing within 7 days of any delivery discrepancies. If no such notice is provided by the CUSTOMER, DAOU and the CUSTOMER will consider Product Acceptance to be complete.

Cabling Certification is defined as when each cabling drop is tested and documentation is provided to CUSTOMER, which states that the cabling requirements meets the criteria as defined in Attachment C.

15.  PERSONNEL PERFORMANCE GUARANTEE:
DAOU guarantees the personnel assigned as the Project Manager will meet the CUSTOMER's expectations of project management. The project manager will supervise all personnel responsible for implementation and training at CUSTOMER site. CUSTOMER may request personnel change in writing to which DAOU will accommodate within 30 days. DAOU guarantees the same for any work and services provided to CUSTOMER by any sub-contractor contracted by DAOU to provide services to CUSTOMER.

16.  NETWORK PERFORMANCE GUARANTEE:
DAOU guarantees the network will support the maximum number of users and hardware growth percent as outlined on Attachment B, Schedule F and Schedule H.

17.  WARRANTIES:
DAOU will repair or replace any defective products sold in Schedule A for a period of 30 days from Network Acceptance as identified in paragraph 14. DAOU gives no warranty, expressed or implied, other than manufacturer's warranty on any hardware or software products sold to CUSTOMER. Implied warranties of merchantability or fitness for a particular purpose are hereby disclaimed by DAOU and excluded by this agreement and shall not extend manufacturer's or supplier's warranty. Any alterations, additions, improvements or attachments on the products which are not authorized in writing by DAOU, or by the products' manufacturer, producer, or supplier, shall be solely at CUSTOMER's expense and risk. Every warranty provided by this agreement shall be void to the extend operation of the products are affected by any alteration, addition, improvement or attachment.


* CONFIDENTIAL TREATMENT REQUESTED

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18.  DISCLAIMER:
CUSTOMER understands and agrees that his/her sole remedy, and only in the case of failure of products to perform, shall be limited to repair or replacement of products sold, and DAOU shall not be liable for consequential damages whether foreseeable or otherwise. DAOU's maximum liability for any damages shall in no event exceed the charges on the contract except for response time guarantee. If the products purchased in Schedule A do not perform to specifications identified in Attachment B, Schedule F and Schedule H, because CUSTOMER fails to implement recommendations as identified in Schedule A and Schedule F, DAOU shall not be liable.

19.  SOFTWARE LICENSES:
Any and all software purchased by CUSTOMER shall be licensed in accordance with the manufacturer's software licensing policies. CUSTOMER shall indemnify and hold DAOU harmless from any and all violation of software copyright laws and license infringements by CUSTOMER. DAOU shall indemnify and hold CUSTOMER harmless from any and all violation of software copyright laws and license infringements by DAOU.

20.  CONFIDENTIALITY:
DAOU agrees to protect the confidentiality of CUSTOMER's proprietary information including but not limited to financial information, patient information, clinical practice or management at CUSTOMER's facility. DAOU shall not divulge or disclose to any third parties any information concerning the affairs of the CUSTOMER which may be received by DAOU at any time, unless such information becomes publicly available through no fault of DAOU.

CUSTOMER agrees to protect the confidentiality of DAOU's proprietary information including but not limited to all drawings, design techniques, contract prices, and improvements provided by DAOU. CUSTOMER will not divulge any portion of the contract, agreement, or design, not already in the public domain that are deemed confidential shall not be revealed at any time unless such information becomes publicly available through no fault of the CUSTOMER.

[*].

DAOU shall not use the CUSTOMER's name in any publication, promotional or written material without the prior written approval of an officer of the CUSTOMER.

21.  DEFAULT/BREACH BY CUSTOMER:
In the event of default by CUSTOMER on any payment described in the attached proposal, CUSTOMER shall pay interest at the rate of eighteen percent (18%) per annum on each such obligation from the day it is due until it is received by DAOU in addition to recovery of all costs of collection. The occurrence of any of the following shall constitute a breach and material default of this Agreement by CUSTOMER: after written notification from DAOU, CUSTOMER shall have 30 days to remedy such default:

     a. The failure of CUSTOMER to pay or cause to be paid by the due date any monies or charges required by this Agreement to be paid by CUSTOMER when such failure constitutes for a period of forty-five (45) days after written notice thereof from DAOU to CUSTOMER, unless under dispute;

     b. CUSTOMER causing or permitting without the prior written consent of DAOU, any act when this Agreement requires DAOU's prior written consent or prohibits such act;

CUSTOMER payment will not be subject to interest if DAOU authorizes in writing a change in payment due date in the event of incomplete installation or delivery by DAOU.

22.  DEFAULT/BREACH BY DAOU:
In the event of default by DAOU delivered or as otherwise defined herein, DAOU shall not invoice or charge CUSTOMER for any product or service not delivered or as defined in attached proposal.

23.  DISPUTE RESOLUTION


* CONFIDENTIAL TREATMENT REQUESTED

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For as long as this Principal Agreement is in effect, all disputes, claims and controversies between the parties arising out of or related to, this Principal Agreement and any Participating Client Contract including but not limited to, any claim of misrepresentation, of breach, or of nonperformance ("Disputes"), shall be determined in the following manner:

     Informal Procedure:

     1. The following personnel of the parties shall make every reasonable mutual attempt to resolve the Dispute:

          (a) if relating to a Participating Client prior to Activation of the Network for such Participating Client, DAOU's Project Manager and CUSTOMER'S Project Manager; or

          (b) if relating to a Participating Client after Activation of the Network for such Participating Client, DAOU's Project Manager and CUSTOMER's Product Manager.

     2. If such representative does not resolve the Dispute within ten (10 business days after the date upon which the breaching party receives notices of the breach, the Dispute shall be referred for resolution to the following personnel of the parties:

          (a) if relating to a Participating Client prior to Activation of the Network for such Participating Client, Director of Technical Services and CUSTOMER's Director; or

          (b) if relating to a Participating Client subsequent to Activation of the Software for such Participating Client, Director of Technical Services and CUSTOMER'S Director.

     3. If the individuals to whom the matter is referred under subparagraph 2 immediately above do not resolve the Dispute within ten (10) business days after the date of referral, the Dispute shall be referred for resolution to the following personnel of the parties:

          (a) if relating to a Participating Client prior to Activation of the Network for such Participating Client, DAOU's Vice President and CUSTOMER's Vice President; or

          (b) if relating to a Participating Client after Activation of the Software for such Participating Client, DAOU's Vice President and CUSTOMER's Vice President.

     4. If the individuals to whom the matter is referred under subparagraph 3 immediately above do not resolve the Dispute within ten (10) business days after the date of referral, the Dispute shall be referred for resolution to DAOU's Chief Executive Officer and CUSTOMER's Chief Executive Officer.

     5. If the individuals designated in the subparagraph 4 immediately above do not resolve the Dispute within the longer of ten (10) business days after the date of referral or one hundred twenty (120) days after receipt of the initial written notice of the breach, the Dispute shall be settled in binding Arbitration.

     6. If one of the individuals designated in subsections 1, 2, 3, or 4 immediately above is ill or unavailable to resolve the Dispute, his or her designated representative shall serve instead.

23.1 Referral of Dispute shall be made by the parties then handling the Dispute, in accordance with the procedures set forth above, to the next identified party within each party's organization. Such referrals shall be in written form, and shall set forth the nature of the Dispute, and the period specified in subsections 1, 2, 3, or 4 immediately above shall commence on receipt of such notice by the last party to be notified.


* CONFIDENTIAL TREATMENT REQUESTED


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23.2 Any dispute not remedied as set out in the above sections and subsections between and arising out of or in connection with this Principal Agreement as to the negotiation, existence, construction, validity, interpretation or meaning, performance, nonperformance, enforcement, pursuant to the then existing Commercial Arbitration Rules of the American Arbitration Association.

23.3 Either party may demand such arbitration in writing within one (1) year after the expiration of the cure period set out in the first section above this Principal Agreement, but not thereafter, which demand shall include a statement of the matter in controversy.

23.4 Each party shall select one disinterested arbitrator from a list submitted by the American Arbitration Association, and the two select a third arbitrator from the list.

23.5 Each party shall bear its own cost of arbitration.

23.6 The parties agree that the provisions hereof shall be a complete defense to any suit, action, or proceeding instituted in any federal state, or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of the Principal Agreement and which is arbitrateable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of this agreement for such period of time as is provided in paragraph 9.04 hereof.

23.7 The parties expressly agree that all trade secrets, proprietary or confidential information of either party shall be disclosed during arbitration only upon the issuance of appropriate protective orders limiting the disclosure or discoverability of such information outside of the arbitration of the Principal Agreement.

24.  INSURANCE AND LIABILITY:
DAOU will maintain public liability and property damage insurance in amounts not less than [*] for injury or death to any one person in any one accident or occurrence and not less than [*] per occurrence for damages to property. CUSTOMER shall maintain in force a policy or policies of extended coverage insurance with respect to any Products delivered by DAOU but not paid for by CUSTOMER.

25.  PERFORMANCE WARRANTY:
DAOU warrants that all milestones will be met as defined in Attachment A as per Schedule H of each Participating Client Contract. [*].

26.  FORCE MAJEURE:
Neither DAOU nor CUSTOMER shall be responsible for any delay or failure of performance resulting from causes beyond its control without its fault or negligence. If a force majeure even occurs the party being delayed or failing to perform shall promptly notify the other party of the nature of such cause and its reasonably anticipated duration and if either party declares a force majeure event, the parties shall meet as soon, thereafter, as possible to determine the nature and extent of the event, the expected impact of the event on CUSTOMER's processing capabilities, and a recommended course of action intended to enable CUSTOMER to process its data in the operation of the Facility.

27.  THIRD PARTIES:
The Agreement is between DAOU and CUSTOMER and is not for the benefit of, nor does it vest any rights in, any third party.

28.  RELATIONSHIP OF PARTIES:
DAOU is performing its services and obligations hereunder as an independent contractor. Neither party shall have any rights or authority to create any obligation or responsibility, expressed or implied, on behalf of, or in the name of, the other party, or to bind the other party contractually in any manner whatsoever. Under no circumstances, as a result of this Agreement, shall any employee, agent, or representative of one party be considered an employee, agent, or


* CONFIDENTIAL TREATMENT REQUESTED


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representative of the other party.

29.  SURVIVAL CLAUSE:
The provisions of this Agreement pertaining to Warranties, Confidentiality, Hold Harmless, and Proprietary Rights shall continue in full force and effect, notwithstanding the fact that the CUSTOMER has accepted and paid for any work, services provided or products purchased hereunder.

30.  ENTIRE AGREEMENT:
This Principal Agreement executed by CUSTOMER contains the entire agreement of the parties relating to its subject matter. There are no promises, representations or undertakings other than as expressly provided herein, and no modification of this agreement will be binding unless in writing and signed by both parties.

31.  SUCCESSORS IN INTEREST:
DAOU shall not unreasonably withhold permission to allow to assign or transfer any rights granted in this agreement to CUSTOMER or organizations named in the attached participating client contract. Neither party may delegate any duty under this agreement without the permission of the other, which permission shall not be unreasonably withheld.

32.  NOTICES FROM DAOU TO CUSTOMER:
All written notifications will be sent by DAOU to the CUSTOMER to the attention of the following at the address identified below.

     Mercy Information Systems
     Attention: Contract Administrator
     34605 Twelve Mile Rd.
     Farmington Hills, MI 48331

33.  NOTICES FROM CUSTOMER TO DAOU:

     DAOU Systems, Inc.
     Attention: Ms. Gayle Consiglio
     10360 Sorrento Valley Rd.
     San Diego, CA  92121









* CONFIDENTIAL TREATMENT REQUESTED


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                                   SIGNATURES
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I have read, understand, and agree to all the terms and conditions of sale in this Contract #MM. I also certify that I have the legal authorization to sign on behalf of the owners/principals of the business entity I am representing.



DAOU SYSTEMS, INC.                      MERCY INFORMATION SYSTEMS


         /s/ Daniel Daou                      /s/ Robert Peterson
----------------------------------      ----------------------------------
Signature                               Signature



         Daniel J. Daou                       Robert Peterson
----------------------------------      ----------------------------------
Name                                    Name



         President                            President and CEO
----------------------------------      ----------------------------------
Title                                   Title



         June 29, 1995                        June 28, 1995
----------------------------------      ----------------------------------
Date                                    Date











* CONFIDENTIAL TREATMENT REQUESTED

                                 ADDENDUM NO. 1
                    TO DAOU/MIS INFORMATION SYSTEM AGREEMENT
                                  CONTRACT #MM


     WHEREAS, the parties hereto desire to amend the Principal Agreement, Attachments and Schedules that comprise the Terms and Conditions of Contract #MM, entered into between them effective June 29, 1995;

     NOW THEREFORE, IT IS MUTUALLY AGREED between the parties as follows:

     1. On Page 1 of the Principal Agreement, the following definition of "Customer" shall be added to the SCOPE OF PRINCIPAL AGREEMENT, after the definition of "Authorized Client" and before the definition of "Participating Client":

               "CUSTOMER" shall mean MIS/MHS and all Participating
               Clients

     2. Section 7. of the Principal Agreement, entitled RISK OF LOSS, shall be corrected by deleting the number "twelve (12)" and inserting the number "fourteen (14)" on the second line of that Section.

     3. Section 8. of the Principal Agreement, entitled MODIFICATIONS, shall be amended on line 3 by not capitalizing the work "Responsible".

     4. Section 19. of the Principal Agreement, entitled SOFTWARE LICENSES, shall be amended by the addition of the following sentence at the end of that Section:

               "DAOU's obligation to indemnify and hold CUSTOMER harmless from any and all violations of software copyright laws and license infringements by DAOU shall be in addition to, and shall not be subject to, the maximum liability for damages set forth in the Disclaimer in Section 18. of this Principal Agreement."

     5. Section 20. of the Principal Agreement, entitled CONFIDENTIALITY, shall be amended as follows:

          The second line of the second paragraph of Section 20. shall be amended by replacing the period after the term "DAOU" with a comma, followed by the insertion of the following clause:


* CONFIDENTIAL TREATMENT REQUESTED

               "except as disclosures may be necessary to consultants or other vendors who will complete the installation if DAOU fails to do so or who will furnish maintenance and support for the system, subject to the confidentiality requirements of this Agreement."

          Section 20. shall be further amended by the addition of the following new paragraph at the end of Section 20.

               "In the event of violation of the terms of this Section by DAOU, DAOU shall be liable for all damages and costs, and such liability shall be in addition to, and shall not be subject to, the maximum liability for damages set forth in the Disclaimer in Section 18. of this Principal Agreement."

     6. Section 22. of the Principal Agreement, entitled DEFAULT/BREACH by DAOU, shall be amended by the addition of the following sentence at the end of the existing section:

               "DAOU agrees to use its best efforts to deliver and install the system in accordance with the scheduled installation dates set forth in Schedule E."

     7. The incomplete sentence comprising Section 23.2. of the Principal Agreement shall be amended on line three by the insertion of the word "or" prior to the word "enforcement," and the insertion of the words "of this Agreement shall be submitted for resolution" shall be inserted before the word "pursuant".

     8. Section 23.6. of the Principal Agreement shall be amended by deleting from line 5 the words "paragraph 9.04 hereof" and inserting
          "Section 23.3 hereof".

     9. Section 29. of the Principal Agreement, entitled SURVIVAL CLAUSE, shall be amended by inserting on the first line after the word "Warranties," the words "Software Licenses,".

     10. A new Section 34 shall be added to the Principal Agreement, entitled NON-WAIVER, which shall state as follows:

               "The failure of a party to insist on strict performance of any of the covenants or conditions of this Agreement, or to exercise any option herein conferred


* CONFIDENTIAL TREATMENT REQUESTED
               on any one or more instances, shall not be construed as a waiver or a relinquishment for the future of such covenants, conditions, rights or options, but the same shall remain in full force and effect.

     11. In the event of text or specifications conflict in any part(s) of this Principal Agreement or any Participating Client Contract hereunder, the following documents shall govern in the order shown:

          a. The particular Participating Client Contract, including Schedules A through H relating to that particular Participating Client Contract.

          b. Principal Agreement dated June 29, 1995, including Attachments A through F and any and all amendments to the Principal Agreement.

     12. All other terms and conditions of the original Principal Agreement, Attachments and Schedules shall remain in full force and effect except as required by the modifications herein.


AGREED TO AND ACCEPTED BY:


DAOU SYSTEMS, INC.                         MERCY INFORMATION SYSTEMS


         /s/ Daniel J. Daou                         /s/ Robert Peterson
-------------------------------------      -------------------------------------
Signature                                  Signature



         Daniel J. Daou                            Robert Peterson
-------------------------------------      -------------------------------------
Name                                       Name



         President                                 President and CEO
-------------------------------------      -------------------------------------
Title                                      Title



         8/10/95                                   8/23/95
-------------------------------------      -------------------------------------
Date                                       Date

* CONFIDENTIAL TREATMENT REQUESTED

                               [Attachments A-F]
                                [Schedules A-I]
                                 [Addendum #1]
                      Confidential Treatment Requested




                                       5